Exhibit 10.27

AN SUPPLY AGREEMENT*

BETWEEN

ORICA INTERNATIONAL PTE LTD.

AND

EL DORADO CHEMICAL COMPANY

JANUARY 1, 2010

 *INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECVURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST
  1

23.0	Communications	31

24.0	Headings	32

25.0	Rules of Interpretation	33

26.0	Governing Law	33

27.0	Assignment and Sale	33

28.0	Time of Essence	34

29.0	Effect of this Agreement	34

30.0	Waiver	34

31.0	Amendment and Severability	35

32.0	Entire Agreement	35

Schedule “A”	Definitions
Schedule “B”	Product Specifications
Schedule “C”	***
Schedule “C-1”	Year 2010 Annual Budget
Schedule “D”	Measurement of Ammonia and Ammonium Nitrate Deliveries
Schedule “E”	Types of Unusual Incidents to be Reported to Orica
Schedule “F”	True Up Report
Schedule “G”	Capital Cost Recovery for Specified Assets

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

This AN Supply Agreement is made effective as of the 1st day of January, 2010

BETWEEN:

                      ORICA INTERNATIONAL PTE LTD.,
                      a corporation incorporated under the laws of Singapore
                      (“Orica”)

AND:

                      EL DORADO CHEMICAL COMPANY,
                      a corporation incorporated under the laws of Oklahoma
                      (“EDC”)

WHEREAS:

(a)	Orica requires AN Prills, HDAN and AN Solution for its commercial explosives business; and

(b)	EDC wishes to manufacture AN Prills, HDAN and AN Solution for delivery to Orica.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, Orica and EDC agree as follows:

1.0	REFERENCES AND DEFINITIONS

1.1	Capitalized words used in this Agreement and in the Schedules hereto, unless otherwise defined herein, have the definition given to those words in Schedule “A”.

1.2	This Agreement has the following Schedules which are a part hereof:

Schedule “A”               Definitions
Schedule “B”                Product Specifications
Schedule “C”	*** Calculation and *** Calculation
Schedule “C-1”             Year 2010 Annual Budget
Schedule “D”	Measurement of Ammonia and Ammonium Nitrate Deliveries
Schedule “E”                Types of Unusual Incidents to be Reported to Orica
Schedule “F”	True Up Report
Schedule “G”	***

2.0	TERM

2.1
This Agreement shall become effective as of January 1, 2010 and, unless earlier terminated in accordance with the provisions hereof, shall continue for an initial term (“Initial Term”) ending on December 31, 2014. Thereafter the term of this

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

Agreement shall be automatically extended (as so extended, the “Term”) until either party delivers a written notice of termination to the other; provided that, except as provided in Section 16 hereof, the effective date of termination in said notice shall never be earlier than December 31, 2014 and such notice shall be given at least 2 years prior to the intended date of termination.  For example only, if Orica or EDC gives the other notice of termination on July 15, 2013, the effective date of termination would be July 15, 2015.

2.2
Notwithstanding the termination of this Agreement, the unfulfilled rights and undischarged obligations of the parties that accrue during the Term shall continue following the termination hereof until the same are fulfilled or discharged.

3.0	SUPPLY OF AMMONIA BY ORICA

3.1
The current term of the Koch Ammonia Agreement expires on December 31, 2010.  The Koch Ammonia Agreement contemplates that EDC will purchase approximately 45,000 Tons of Ammonia that will be used in the production of AN to be purchased by Orica under this Agreement.  . The cost to EDC of such Ammonia shall be included in the amounts owed by Orica to EDC under Section 14.2.1 (a) of this Agreement.

3.1.1	Orica is not and shall not be deemed to be a party to the Koch Ammonia Agreement.

3.1.2
Orica acknowledges and agrees that, prior to December 31, 2010, Orica shall not be permitted to supply its own Ammonia in substitution for the 45,000 Tons of Ammonia to be supplied under the Koch Ammonia Agreement nor require EDC to supply the 50,000 Tons of Ammonia Orica will supply from another supplier, in either case without the consent of KNC/KNI.

3.1.3
EDC will provide to Orica material information in EDC’s possession regarding the operation of the Koch Ammonia Agreement and will provide copies to Orica of any material notices or other correspondence EDC receives from or issues to KNC/KNI in respect of the Koch Ammonia Agreement.

3.1.4	EDC shall consult with Orica prior to the exercise by EDC of any of the rights conferred upon it pursuant to Sections I.H, VI.D, VII.A, XI.B, XII and XIV of the Koch Ammonia Agreement.

3.1.5
EDC shall not, without obtaining Orica’s prior written approval, exercise any of the rights conferred upon it pursuant to Sections I.P, II.B, III.B (unless the resale, transfer, exchange or assignment does not affect Ammonia to be supplied to Orica), V.B, or XV (unless any such amendment has no effect on Orica) of the Koch Ammonia Agreement relating to the 45,000 Tons of Ammonia to be supplied by EDC to Orica prior to December 31, 2010.

3.1.6
EDC shall be solely responsible for any costs or expenses claimed against EDC by KNC/KNI pursuant to Article XI Section A of the Koch Ammonia Agreement, except to the extent that any such costs or expenses are directly attributable to any failure by Orica to timely make payment to EDC in accordance with Section 3.6 of this Agreement.

3.1.7
Notwithstanding any other provision of this Agreement and unless otherwise agreed in writing, EDC shall not be obligated to supply Ammonia hereunder for the manufacture of AN for Orica (a) if EDC fails to provide Ammonia prior to December 31, 2010 but such failure is not caused by any default of EDC under the Koch Ammonia Agreement or (b) after December 31, 2010.

3.2
Prior to December 31, 2010, Orica will supply 50,000 Tons of Ammonia to EDC from a supplier other than KNI/KNC and EDC agrees to accept deliveries of such Ammonia in the same manner as in Section 3.4 of this Agreement.  The cost to EDC of such Ammonia shall be included in the amounts owed by Orica to EDC under Section 14.2.1 (b) of this Agreement.

3.3
From and after January 1, 2011, to the extent Ammonia is available from EDC’s supplier or suppliers at costs acceptable to Orica (which shall not exceed EDC’s delivered to the EDC Site cost of Ammonia from EDC’s supplier), EDC shall acquire up to 58,000 Tons of Ammonia for use to manufacture AN for Orica under this Agreement for such periods as shall be requested by Orica. For the 58,000 Tons of Ammonia EDC is supplying, Orica shall give EDC at least 45 days’ advance notice of the quantities of Ammonia Orica requires EDC to acquire to be used by EDC for manufacturing AN for Orica.  The cost to EDC of such Ammonia shall be included in the amounts owed by Orica to EDC under Section 14.2.1 (a) of this Agreement.

3.4
From and after January 1, 2011, and subject to the terms and conditions hereof, Orica shall  supply to EDC, and EDC shall receive from Orica, up to 58,000 Tons of Ammonia from a supplier other than KNI/KNC at the times as required by EDC for conversion by EDC to meet Orica’s demand for AN hereunder.  EDC shall provide Orica with at least 30 days’ advance notice of (a) the quantities of Ammonia it requires during the succeeding one-month period to meet Orica’s demand for AN and (b) the required delivery dates of such Ammonia.  The parties shall cooperate in arranging such Ammonia deliveries.  Upon delivery Orica shall sell such Ammonia to EDC and EDC shall pay Orica for such Ammonia on or before the first day of the second Month succeeding the Month in which such Ammonia was delivered to EDC by Orica e.g. January Ammonia deliveries are paid for on March 1st. The cost to EDC of such Ammonia shall be included in the amounts owed by Orica to EDC under Section 14.2.1 (b) of this Agreement.

3.5
If when Orica is supplying Ammonia, Orica is unable to supply the required Ammonia, or if when EDC is supplying Ammonia, EDC is unable to acquire and supply sufficient Ammonia from its supplier, Orica may request EDC to utilize

EDC's Ammonia stored at the EDC Site and intended for the production of products for EDC, and upon such request and to the extent EDC has available Ammonia in its reasonable discretion. EDC shall supply such Ammonia for use under this Agreement.

3.6
If EDC is supplying Ammonia from its supplier, Orica shall reimburse EDC for its actual out of pocket delivered to the EDC Site cost of such Ammonia within the earlier of (a) eighteen (18) days from the Monday during the week KNC’s /KNI’s invoice is prepared under the Koch Ammonia Agreement and faxed to EDC, or (b) three (3) days before the date required by the payment terms in the Koch Ammonia Agreement. If the payment due date is not a Business Day,  Orica shall make the payment on the next Business Day.

3.7
Based on the current Ammonia conversion efficiency of the EDC Plant and with the current onsite equipment, the parties agree that for each Ton of AN to be manufactured by EDC for Orica, EDC will require *** of a Ton of Ammonia which shall include the Ammonia utilized in the SCR abatement system.

3.8
When Orica is independently sourcing and delivering Ammonia to the EDC Site, and for the purpose of storing that Ammonia, Orica shall be entitled to use 35% of the available Ammonia storage capacity at EDC’s Site during the Term.  As of the date of this Agreement, such useable Ammonia storage capacity is 10,000 Tons and so Orica is entitled to use storage capacity of 3,500 Tons.  EDC shall at all times during the Term when Orica is supplying its own ammonia to the EDC Site, maintain an aggregate Ammonia storage capacity available to Orica at the EDC Site of at least 3,500 Tons, less any temporary reduction in Ammonia storage capacity as required by safety, inspection and maintenance procedures.  EDC shall use its commercially reasonable efforts to limit the duration of any such storage capacity reductions.  If Orica requires additional ammonia storage capacity to be installed at the EDC Site, this requirement shall be subject to a future negotiation between the parties.  When Orica is using EDC’s Ammonia storage facilities for Orica’s benefit, Orica will pay to EDC the pro-rata variable and *** associated with the operation of these facilities.

4.0  SUPPLY OF AN BY EDC

4.1	During the Term, EDC shall reserve for Orica under this Agreement at the EDC Site and the EDC Plant:

(a) 250,000 Tons per annum of AN manufacturing capacity (“Reserved Capacity”);

(b) approximately 197,500 Tons per annum of nitric acid for use in manufacturing the Reserved Capacity; and

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

(c) the full manufacturing capacity of the AN Prills Plant for the manufacture of AN Prills.

4.2
EDC shall use its commercially reasonable efforts to ensure that the EDC Site and EDC Plant are capable of manufacturing the Reserved Capacity at all times during the Term, and that sufficient nitric acid manufacturing capacity at the EDC Site is at all times made available during the Term to allow the manufacturing of the Reserved Capacity, provided that Orica supplies, directly or through EDC, the necessary Ammonia to the EDC Site.  During the Term, EDC shall operate the EDC Site in substantial compliance with all applicable Laws and good industry practices, and with all agreements relating thereto or by or to which EDC is bound or a party.  The parties acknowledge and agree that Orica shall not participate in, or have any control over, the AN manufacturing process.

4.3
Orica shall determine the rate at which the AN Prills Plant will operate provided that Orica will endeavor to avoid and minimize both the frequency and duration of any cessation of production.  Cessation and resumption of production will be subject to the following:

(a) Orica will provide no less than:

(i) 2 days notice to EDC to have AN Prills production reduced or increased by up to 10%;

(ii) 5 days notice to EDC to have AN Prills production reduced by an amount over 10% down to the minimum production rate of approximately 400 Tons per day, or increased by an amount over 10% up to the maximum production rate of approximately 900 Tons per day, such production rates being subject to the impact of seasonal (ambient temperature and humidity) effects on the process and the availability of higher strength nitric acid to achieve a minimum AN Solution strength of 88 percent; and

(iii) 10 days notice to EDC to have AN Prills production shutdown.  Upon receipt of such notice, and if EDC is supplying Ammonia to Orica, EDC will provide notice to its then-current Ammonia and Ammonia pipeline transportation supplier(s) of the reduction of Ammonia demand. Orica’s notice to EDC will also specify the expected duration of the shutdown, if known, and Orica must give EDC 4 days notice prior to Orica’s requested date for restart of the AN Prills Plant.  During a cessation of production, EDC shall obtain Orica’s approval prior to commencing any optional maintenance or optional repair work which cannot be completed within 4 days from receiving an Orica notice to restart the AN Prills Plant.

(b) In order to enable EDC to mitigate costs resulting from a production shutdown at the AN Prills Plant, Orica will use reasonable efforts to provide EDC with as much prior notice as possible if Orica expects to purchase less than 17,500 Tons of AN Prills during any Month.

(c) If the cessation or resumption of production causes EDC to directly incur *** costs in excess of amounts budgeted for the operation of the AN Prills Plant then those additional fixed or variable costs shall be billed to and paid by Orica as ***, net of any credits owing by EDC to Orica for ***.

(d)  To resume production after a cessation of production, the Parties will cooperate to achieve an orderly start up and to arrange availability of transportation equipment.

4.4
Orica shall pay to EDC the *** calculated in accordance with Schedule “C” hereof for each Ton of Ammonium Nitrate delivered to Orica which conforms to the Specifications set forth in Schedule “B” hereto and otherwise in accordance with this Agreement.  Orica shall also pay to EDC the *** as set forth in Schedule “C” hereto.

4.5
Provided that Orica timely supplies Ammonia in the quantities required and meeting the quality specifications set forth in Schedule “B” hereto, and Orica is otherwise in compliance with this Agreement, EDC shall deliver to Orica AN produced by EDC in the quantities and at the times required by Orica and provided for herein, except to the extent excused by the terms of this Agreement or any applicable Law prohibiting or preventing the manufacture of AN generally, but in no event at a rate in excess of the operating capacity of the EDC Plant and quantities that can be shipped from any storage.

4.6	No changes shall be made by EDC to the additives in, or the coatings on, the AN Prills without prior written notice to and the prior written consent of Orica.

4.7
The Ammonium Nitrate supplied to Orica shall be in the form of AN Solution, AN Prills and/or HDAN.  Orica may elect to take the AN as AN Prills, HDAN or AN Solution, at its discretion and as designated by Orica at least 15 days in advance of the first day of a production Month, provided however that Orica shall have the right to take a maximum Yearly quantity of 12,000 Tons of HDAN and a maximum Monthly quantity of 1,000 Tons of HDAN as part of the Reserved Capacity and at the pricing for HDAN in Schedule “C” hereto.  At Orica’s request and at EDC’s election, EDC may supply additional quantities of HDAN to Orica for use in the commercial explosives industry at the pricing for HDAN in Schedule “C” hereto which quantities above 12,000 Tons of HDAN per Year, if supplied, shall not be part of the Reserved Capacity.  EDC and Orica acknowledge that the mix of AN designated by Orica may vary from Month to Month but in no event shall the AN Prills volume designated by Orica for a Month exceed the AN Prills Plant capacity for a Month.  For purposes of the AN to be delivered under this

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

Agreement, one Ton of AN Solution, on a 100% basis, shall be deemed the equivalent replacement of one Ton of AN Prills.

4.8
Orica shall be the sole marketer to the commercial explosives industry of AN Solution and AN Prills manufactured at the EDC Site. Orica shall be the sole marketer to the commercial explosives industry of HDAN manufactured at the EDC Site and destined for use in the United States, Canada and Mexico (“North America”).  EDC shall refer to Orica any inquiries EDC receives during the Term concerning the supply by EDC of AN from the EDC Site to commercial explosives customers for use in North America.  Subject to Section 4.7 above, Orica shall have the right to purchase HDAN, at the HDAN price herein, for use in the commercial explosives industry outside North America.  EDC will not sell any nitric acid manufactured at the EDC Site to anyone for use in North America if EDC knows that such party will use such nitric acid for the manufacture of AN Solution for conversion into emulsion explosives, provided that nothing herein is intended to prevent or limit the sale by EDC of nitric acid or nitric acid mixtures for use in the production of ordnance or for use in the production of nitrated explosives for the commercial explosives industry.  However if regulatory changes occur in the United States after the date of this Agreement which changes have the effect of totally or substantially preventing the manufacture of HDAN at the EDC Site, or substantially negatively impact the commercial viability of the sale or distribution of HDAN from the EDC Site, with the result that EDC’s requirement for nitric acid for use to manufacture HDAN is substantially lessened, then if EDC desires to sell such nitric acid for use in the production of commercial explosives, EDC will offer such available nitric acid to Orica and if Orica elects not to purchase such nitric acid, then EDC shall be free to sell such nitric acid without restriction.

4.9
All AN Prills supplied to Orica shall be manufactured using EDC’s current technology, and shall meet the specifications set forth in the AN Prill Specifications set forth on Schedule “B” hereto  Orica’s rights and EDC’s liabilities and obligations with respect to AN Prills which do not meet the AN Prill Specifications shall be governed by Section 8.1.

5.0           REPRESENTATIONS AND WARRANTIES

5.1           EDC represents and warrants to Orica that:

5.1.1
EDC is duly organized, validly existing, and in good standing under the laws of the State of Oklahoma, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases, including at the EDC Site, and to conduct its activities as such activities are currently conducted.

5.1.2
EDC has all requisite corporate power, authority and capacity to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by EDC have been duly and validly authorized by all necessary action on the part of EDC (including approval by the board of directors and shareholders of EDC), and this Agreement has been duly and validly executed and delivered by EDC, and is the valid and binding obligation of EDC, enforceable against EDC in accordance with its terms, subject to applicable laws of bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

5.1.3
The execution, delivery, and performance by EDC of this Agreement does not and will not (i) conflict with or violate any provision of the articles of incorporation or bylaws of EDC; (ii) violate any provision of any Laws; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, any material contracts to which either EDC is a party or by which either EDC or the EDC Site are bound or affected; (iv) result in the creation or imposition of any lien against or upon the EDC Site or any portion thereof, or the Ammonia, or the AN; or (v) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Government or other person.

5.1.4
EDC is currently in compliance with all Laws applicable to the ownership and operation of the EDC Site, except for such non-compliance as would not have a material adverse effect on EDC’s ability to perform hereunder, and EDC is not subject to any Law, judgment, decree or sanction that would preclude the delivery, receipt and processing of the Ammonia, or any of the other activities contemplated to be performed by it under the Agreement.

5.2           Orica represents and warrants to EDC that:

5.2.1
Orica is duly organized, validly existing, and in good standing under the laws of Singapore, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.

5.2.2
Orica has all requisite corporate power, authority and capacity to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Orica have been duly and validly authorized by all necessary action on the part of Orica (including approval by the board of directors and shareholders of Orica), and this Agreement has been duly and validly executed and delivered by Orica, and is the valid and binding obligation of Orica, enforceable against Orica in accordance with its terms, subject to applicable laws of bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

5.2.3
The execution, delivery, and performance by Orica of this Agreement does not and will not (i) conflict with or violate any provision of the articles of incorporation or bylaws of Orica; (ii) violate any provision of any Laws; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, any material contracts to which either Orica is a party or by which Orica is bound or affected; (iv) result in the creation or imposition of any lien against or upon the Ammonia or AN; or (v) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Government or other person.

5.2.4
Orica is currently in compliance with all Laws applicable to the ownership and operation of Orica’s business, except for such non-compliance as would not have a material adverse effect on Orica’s ability to perform hereunder and Orica is not subject to any Law, judgment, decree or sanction that would preclude the delivery of the Ammonia and receipt of the AN, or any of the other activities contemplated to be performed by it under the Agreement.

5.2.5
Orica shall also deliver to EDC during the Term within 15 days after the release of Orica Limited’s results to the Australian stock exchange, annual (as of September 30) and semi-annual (as of March 31), consolidated balance sheets, income statements and statements of cash flow for Orica and for any subsidiary of Orica in which it then owns at least 51% of the equity interest (“Financial Statements”).  The Financial Statements shall be audited and prepared in accordance with Australian generally accepted accounting principles, and signed by an authorized financial officer of Orica.  Orica shall also deliver to EDC during the Term within 15 days after the preparation thereof, quarterly (as of December 31 and June 30) Financial Statements. Without limiting the generality of the other confidentiality provisions of this Agreement, EDC acknowledges and agrees that the December 31 and June 30 Financial Statements contain highly confidential non-public information, and covenants that it shall not, and it shall cause its officers, directors, employees, agents and representatives not to, disclose the Financial Statements or information contained therein to any person or entity other than EDC’s officers for the purposes of conducting periodic credit reviews, on a need to know basis, nor use such Financial Statements to the detriment of Orica nor for any other purpose.

6.0	AMMONIA PURITY AND WARRANTY

6.1
Orica warrants that the Ammonia delivered by Orica to EDC from time to time hereunder will be delivered by pipeline and will conform to the Ammonia Specifications set forth in Schedule “B” hereto.  EDC agrees to use the same efforts it expends on its own behalf  to ensure that the Ammonia acquired and supplied by EDC to Orica will conform to the Ammonia Specifications set forth in Schedule “B” hereto. EDC shall reject any ammonia from its supplier which does not conform to such specifications, and shall be responsible for arranging with its supplier adequate supplies of conforming replacement Ammonia. Such Ammonia will be shipped by pipeline provided such pipeline is available for shipments.

6.2
Orica shall use commercially reasonable efforts, at its own expense, to cause its Ammonia supplier to provide a certificate of analysis. Further, at its own expense, Orica shall periodically cause such Ammonia to be analyzed prior to delivery into EDC’s storage tank as may be reasonably required by EDC and the report of such analysis shall be provided to EDC upon request.  Additional sampling and subsequent analysis of the Ammonia may be conducted by EDC in its discretion in accordance with standard methods of the American Society of Testing Materials, or by such other methods as may be agreed by Orica and EDC.  EDC and Orica will retain any samples that such party takes for at least 60 days from the date of delivery to be analyzed if a dispute arises as to the quality of the Ammonia.

6.3
If, based on the supplier’s certificate of analysis or the analysis of the samples by EDC, any ammonia delivered by Orica to EDC does not meet the Ammonia Specifications, EDC shall, as soon as practicable following such determination, notify Orica in writing that such ammonia does not meet such Specifications.  Orica shall be solely responsible for any demurrage, freight or transportation costs, removal costs, tank cleaning costs and other costs which are a direct result of Orica’s delivery of nonconforming Ammonia.  If EDC does not notify Orica that such ammonia does not meet the Ammonia Specifications within 30 days after delivery to the EDC Site, the Ammonia shall be deemed to meet the Ammonia Specifications.  In the event that Orica disagrees with EDC’s analysis, Orica will give EDC notice within 30 days of receipt of EDC’s notice, in which event the sample retained by EDC will be, and any sample retained by Orica may be, submitted for independent analysis to a mutually acceptable commercial laboratory.  The laboratory’s analysis of such sample or samples shall be final and binding on the parties.  The cost of the laboratory’s independent analysis will be borne by Orica if the ammonia is off-specification and by EDC if the Ammonia meets the Specifications.

6.4
Orica warrants that it has good title to, and the right to supply, all Ammonia delivered or supplied by Orica to EDC from time to time hereunder free and clear of all Claims, liens, security interests, encumbrances and charges.

6.5
EXCEPT AS SPECIFICALLY PROVIDED IN SUBSECTIONS 5.2, 6.1 and 6.4 HEREOF, ORICA MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE AMMONIA DELIVERED BY ORICA OR SUPPLIED TO EDC BY ORICA HEREUNDER INCLUDING, WITHOUT LIMITATION, WARRANTIES AS TO CONDITION, QUANTITY OR QUALITY, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR OTHERWISE.

7.0	AN PURITY AND WARRANTY

7.1
Provided that Orica supplies to EDC, or EDC is able to obtain from its supplier, sufficient Ammonia to meet the Monthly forecast AN requirements and the Ammonia Specifications, EDC warrants that all AN delivered to Orica from time to time hereunder shall conform to the Specifications set forth in Schedule “B” hereto, as applicable.

7.2
EDC shall take samples of AN delivered by EDC to Orica from each truck or rail car upon loading at the EDC Plant.  Orica may take samples of AN upon arrival at Orica’s destination.  Analysis of the samples shall be conducted by the sampling party in accordance with the standard methods of the American Society of Testing Materials, or by such other methods as may be agreed by Orica and EDC.  Each party shall retain any such samples for at least 60 days from the date of sampling to be analyzed if a dispute arises as to the quality of the AN.

7.3
If, based on analysis of the samples by EDC, any AN delivered or to be delivered by EDC to Orica does not meet the applicable AN Specifications, EDC shall so notify Orica in writing and shall not ship such AN without Orica’s written approval.  Subject to the terms of sale agreed in writing between Orica and EDC regarding such shipments, which terms may vary from those set forth in this Agreement, any nonconforming AN shipped with Orica’s approval shall be deemed to be in compliance with this Agreement, provided that any such acceptance shall not be deemed a waiver for any other nonconforming AN.  If Orica does not notify EDC that AN does not meet the applicable Specifications within (45) days of the date of receipt thereof, the AN shall be deemed to meet the relevant Specifications.  In the event that either party disagrees with the other party’s analysis of the samples, the disagreeing party shall give the other party notice within 15 days of receipt of the results of the analysis, in which event the retained sample or samples shall be submitted for independent analysis to a mutually acceptable commercial laboratory.  The laboratory’s independent analysis shall be final and binding on the parties.  The cost of the independent laboratory’s analysis will be borne by EDC if the AN is off-Specification and by Orica if the AN meets the Specifications.

7.4
EDC agrees to apply the same loading inspection standards and procedures to all trucks, tank trucks and rail cars used to transport AN, irrespective of the carrier.  EDC agrees to promptly provide to Orica a copy of such standards and procedures in effect as of the Effective Date, together with copies of any revised standards and procedures subsequently adopted by EDC.

7.5
EDC warrants that it has good title to, and the right to supply, all AN supplied and delivered to Orica from time to time hereunder free and clear of all Claims, liens, security interests, encumbrances and charges, and that EDC has the manufacturing and conversion capability and capacity, and the right, to supply such AN to Orica at the rates, times and quantities contemplated by this

Agreement.  EDC has all necessary authorizations, approvals and permits to receive the Ammonia at EDC’s Site, to process the same to produce AN, and to undertake all of the other activities contemplated to be performed by it in accordance with this Agreement.

7.6
EXCEPT AS SPECIFICALLY PROVIDED IN SUBSECTIONS 5.1, 7.1 and 7.5 HEREOF, EDC MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE AN DELIVERED BY EDC OR SUPPLIED TO ORICA BY EDC HEREUNDER INCLUDING, WITHOUT LIMITATION, WARRANTIES AS TO CONDITION, QUANTITY OR QUALITY, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR OTHERWISE.

8.0	REMEDIES FOR NONCOMPLIANCE

8.1
Orica’s exclusive remedies for any non-conforming AN supplied hereunder, other than any nonconformance to the extent caused by non-conforming Ammonia, shall be, at Orica’s option, to (a) reject such non-conforming AN without penalty, or (b) accept such AN but at a price per Ton reduced by agreement of the parties.  In the event that Orica rejects any nonconforming AN, EDC will cause such nonconforming AN to be promptly removed from its current location at EDC’s cost, and EDC will take all necessary measures to promptly provide Orica with replacement AN meeting the applicable Specifications at that location at no additional cost to Orica.  EDC will be responsible for any additional demurrage, freight or transportation costs or other actual out-of-pocket costs incurred by Orica which are a direct result of EDC’s delivery of non-conforming AN.  In the further event that Orica rejects the nonconforming AN, but EDC is unable to deliver replacement AN to Orica within the time period necessary to meet the needs of Orica’s customers, Orica shall have the right, commencing on the business day following delivery of written notice to EDC,  to purchase a like quantity of AN from an alternative supplier and EDC shall reimburse Orica for Orica’s cost to purchase and deliver replacement AN from the alternative supplier to the location of the nonconforming AN. In the event of production or delivery by EDC of non-conforming AN, the parties shall cooperate in good faith in identifying means by which to mitigate loss or damage attributable to such nonconformance; provided that Orica shall be solely responsible for any nonconformance of AN supplied hereunder to the extent caused by non-conforming Ammonia.  EDC may dispose of any such non-conforming AN returned to it by sale to agricultural customers.

8.2
EDC shall have no liability to Orica for loss of or shortage in quantity of AN supplied or to be supplied hereunder solely as a result of EDC’s loading of, or the short-filling of, rail cars or trucks unless Orica notifies EDC in writing within 45 days from the date of receipt of the AN.  Provided that Orica has timely given such notice, its exclusive remedy for any loss of or shortage in quantity of AN resulting from EDC’s loading of rail cars or trucks shall be the refund of the *** for such AN that was invoiced but not delivered plus the cost of freight to the point at which the loss or shortage was detected.  EDC shall not be liable to the extent a railroad or trucking company is liable for such loss or shortage.

8.3
Except with respect to Orica’s rights set out in Sections 8.1 and 8.2, Orica hereby releases and forever discharges EDC, its agents, employees, successors and assigns, from all Claims relating to non-conformance with Specifications, or loss or shortage in quantity, of AN supplied by EDC pursuant to this Agreement.  In no event whatsoever shall either party be liable to the other for loss of profits or special, indirect or consequential damages, save and except for Orica’s obligation to pay the *** as set out in Section 14.2.1 (e) hereof and EDC’s obligation, if applicable, to refund the *** (included in the ***) as set out in Section 8.2 hereof and to refund, if already paid,  the *** when Orica is relieved from its obligation to pay to EDC the *** as set out in Schedule “C” hereto.

8.4
Subject to Section 8.1, following the delivery of AN to Orica hereunder and removal of such AN from the EDC Site, Orica assumes all risks and responsibility in connection with the further handling or use of such AN, whether used singly or in combination with other products.  Orica agrees to indemnify, defend and hold harmless EDC and its Affiliates from and against any and all Claims incurred or suffered by, or threatened against EDC or its Affiliates in connection with such further handling or use of such AN.

9.0           QUANTITY MEASUREMENT

9.1	Actual measurement of quantities of Ammonia and AN delivered and the supplied party’s rights to dispute such measurements will be as set out in Schedule ”D”.

10.0           AMMONIA DELIVERY, RISK AND TITLE

10.1
All Ammonia which is supplied by Orica shall be supplied by pipeline. All Ammonia acquired and supplied by EDC hereunder shall be supplied by pipeline, and EDC shall be responsible for making the necessary  shipment arrangements to the extent Ammonia is available to EDC.

10.2
Ammonia supplied by pipeline shall be delivered to EDC’s Ammonia storage tanks and metered by the NuStar metering device at the EDC Site.  Absent demonstrable error, EDC and Orica agree that the amount of Ammonia delivered by pipeline shall be conclusively determined by the NuStar metering device and the amount of Ammonia so metered shall be used for billing to Orica hereunder.

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

11.0	AN DELIVERY, RISK AND TITLE

11.1	Unless otherwise agreed, EDC shall deliver all AN supplied hereunder into trucks, tank trucks or rail cars supplied by Orica.

11.2
Unless otherwise agreed, EDC shall load (a) AN Solution into Orica’s rail tank cars and release such cars within 7 days from the arrival of such cars at EDC’s Site provided that EDC shall not be required to load more than 2 rail tank cars per 24 hour period, (b) AN Prills and HDAN into Orica’s rail hopper cars and release such cars within 7 days from the arrival of such cars at EDC’s Site provided that EDC shall not be required to load more than 10 rail hopper cars per 24 hour period, and (c) AN into Orica’s trucks and release such trucks within the free loading period allowed by the carrier provided that EDC shall not be required to load more than 24 trucks per 24 hour period. All of the foregoing time frames shall be extended by any intervening weekend, holiday, or Force Majeure event; and provided further that in no event shall EDC be required to load in one day any more than one day’s actual production rate of AN Solution and one day’s actual production of AN Prills.  Should EDC fail to comply with the foregoing, EDC shall reimburse Orica, within 30 days of receipt of an invoice from Orica, for all demurrage and other out-of-pocket expenses incurred by Orica resulting from such delay.  Orica shall use commercially reasonable efforts to schedule rail cars or trucks for the EDC Plant at a rate that will permit EDC to load such cars and trucks within the time frames set forth in clauses (a) through (c) above, taking into account reasonably anticipated AN production rates.***

11.3
Title to all AN manufactured hereunder shall be in Orica, and delivery to Orica shall occur and all risks of loss and otherwise in relation thereto shall pass to Orica upon and after the delivery of the AN into Orica’s owned or contracted-for trucks or railcars at the EDC Plant.  EDC shall physically segregate all AN Prills manufactured for Orica from all other AN at the EDC Site.

11.4
EDC shall weigh, by means of certified scales and otherwise in accordance with Schedule “D”, all trucks and rail cars before and after they have been loaded, to determine the net weight of AN delivered to Orica.

11.5
EDC shall promptly confirm to Orica any shipment made, specifying the carrier, the date of departure, the weight of AN in each rail car or truck and its destination.  EDC shall also promptly forward to Orica one copy of each bill of lading issued with respect to such shipments.  Absent demonstrable error, the carrier’s weight measurements shall be deemed correct and shall be controlling.  The carrier which shall receive delivery of AN at EDC’s Plant shall be deemed authorized by Orica to execute the bill of lading for the shipment; provided, however, that authorization shall not affect Orica’s rights pursuant to Sections 7 and 8 hereof.

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

11.6
Orica may from time to time request EDC to assist Orica in obtaining repair of Orica’s rail cars at EDC’s facilities located at the EDC Site.  EDC shall use its commercially reasonable efforts to obtain such services on Orica’s behalf, and at Orica’s expense.

11.7	EDC shall use its commercially reasonable efforts to minimize loss and shrinkage of AN during storage and handling, but such loss and shrinkage shall be to Orica’s account.

12.0	INTENTIONALLY LEFT BLANK

13.0	CONTRACT ADMINISTRATION

13.1
No later than August 31 of each Year during the Term, Orica shall deliver to EDC a forecast of its requirements for AN for the succeeding Year.  Orica shall also deliver to EDC Monthly a forecast of its requirements for AN for the succeeding 120 days.  The Monthly forecast is an estimate for planning purposes and is not a commitment to take AN at the Monthly rates estimated.

13.2
Orica and EDC will conduct quarterly contract review meetings during the Term of this Agreement which meetings shall include a review of cost performance Year to date versus the Annual Budget for that Year.

13.3
Orica shall have the right to verify (“Verification Right”) that the *** calculated by EDC for any Year properly applies the methodology set forth in Schedule “C” by giving written notice to EDC within the 30-day period following receipt of EDC’s calculation of the *** for the applicable Year.  If Orica exercises its Verification Right, the verification shall be completed within the 30-day period after notice of Orica's exercise of its Verification Right, at Orica’s expense and at the EDC Site, and EDC shall provide Orica with all information reasonably requested by Orica relating to the calculation of the *** to enable Orica to carry out such verification. In the event that Orica wishes to exercise its Verification Right, Orica shall pay all undisputed amounts owing to EDC within 30 days after receiving EDC’s calculation of the *** which payment shall not waive Orica’s right to dispute the remainder. If, as determined by the verification, the actual *** is more than the ***, including adjustments, paid by Orica for the applicable Year, Orica shall pay the amount of such underpayment to EDC within 30 days of such determination.  If, on the other hand, the actual *** is less than the ***, including adjustments, paid by Orica for the applicable Year, EDC shall pay the amount of such overpayment to Orica within 30 days of such determination.

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

14.0	PAYMENTS

14.1	In consideration of EDC making available the Reserved Capacity for Orica, Orica shall pay to EDC the *** calculated on the basis set out in Schedule “C” to this Agreement.

14.2.1	EDC shall invoice Orica and Orica shall pay to EDC the amounts owing by Orica to EDC under this Agreement for:

(a) Ammonia, if supplied by EDC to manufacture AN for Orica, weekly and at EDC’s delivered cost from its Ammonia supplier;

and be paid by Orica as required by Section 3.6 of this Agreement;

(b) Ammonia, if supplied by Orica and purchased by EDC from Orica to manufacture AN for Orica pursuant to Section 3.4 of this Agreement;

and be paid by Orica on or before the first day of the second Month succeeding the Month in which such Ammonia was supplied by Orica;

and monthly for:

***

***

***

and be paid by Orica on or before the first day of the second Month succeeding the Month in which the AN was delivered to Orica e.g. January deliveries are *** paid for on March 1st.

The individual price components set out in (c), (d) and (e) above will be determined in accordance with Schedule “C” hereto.

Orica shall also pay to EDC any other amounts owing in accordance with Schedule “C” hereto when they become due in accordance with such Schedule.

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

If Orica has disputed any invoice in good faith prior to the expiration of the applicable payment period, Orica shall timely pay any undisputed amount, and shall have 30 days from receipt of a corrected invoice within which to remit payment for any agreed-upon amount related to disputed items.  If EDC identifies an error in an invoice previously issued to Orica or EDC determines that it has not invoiced Orica for AN delivered hereunder then EDC may issue to Orica, during the Year in which the AN is supplied and until January 31 of following Year, a corrected invoice or initial invoice for payment.

14.2.2
The *** billed pursuant to 14.2.1 (b) will be adjusted to actual costs by the 15th day of the following Month and any adjustments will be applied to the original billing and paid on the due date of the original billing.  The “True Up Report” attached as Schedule “F” hereto shall be used to complete the adjustments. The actual *** so determined will then be used as the estimated *** for the next following Month.  By way of example, the estimated *** for January will be adjusted to actual *** by February 15th.  The actual January *** will then be used as the estimated March ***.  If the true up to actual costs cannot be completed by the 15th day of the Month following the Month of supply then the true up will be completed as soon as possible thereafter.

14.2.3
One twelfth (1/12) of the total annual budgeted *** will be charged to Orica each Month.  The budgeted *** will then be adjusted to actual *** by the 15th day of the following Month and any adjustments will be applied to the original billing and paid on the due date of the original billing.  The “True Up Report” attached as Schedule “F” hereto shall be used to complete the adjustments. The *** component of the Annual Budget shall be used for interim billing purposes save and except that, for quarters commencing on and after April 1st each Year, if the actual *** for the preceding quarter exceed the interim billed *** for that quarter by 5% or more then the interim billed *** shall be adjusted for the subsequent quarter to the actual *** for the preceding quarter.

14.2.4
The *** will be paid by Orica on 20,000 Tons per Month provided that, if Orica takes more than 20,000 tons in a Month then Orica shall pay to EDC the *** on the additional Tons above 20,000 Tons per Month with such additional payments to be credited against the *** payable by Orica in the next following Month.  Orica shall always pay the *** at a rate of 20,000 tons per Month with any *** owing due to an annual offtake by Orica of more than 240,000 Tons to be paid by Orica to EDC in January of the next following Year.  The “True Up Report” attached as Schedule “F” hereto shall be used to complete the adjustments. Under any and all circumstances Orica is obliged to pay to EDC a minimum Yearly *** for 240,000 Tons and a Monthly *** for 20,000 Tons.

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

14.3
Orica shall, in addition to all other amounts payable hereunder, be responsible for or shall reimburse EDC (subject to receipt of reasonable documentation reflecting payment by EDC), as the case may be, for all sales, value added or transfer taxes or Governmental fees levied or imposed, or charges or costs payable to a Government and attributable to compliance with Governmental orders or Laws issued or adopted after the date hereof, in connection with the supply of AN hereunder; provided that in no event shall such amount include amounts relating to fines and penalties or fees and expenses arising therefrom or income taxes payable by EDC.  EDC may, where required by Laws, collect from Orica any such tax, fee, charge or other cost and remit it to the appropriate Government.  Any such tax, fee, charge or other cost shall be paid by Orica in addition to the *** to be paid hereunder.  If any such tax or fee paid by Orica is adjusted as a result of any reassessment by any Government, then any increase or decrease in any such tax or fee and any interest and penalties (except to the extent attributable to the negligence of EDC) resulting from the reassessment is for Orica’s account.

15.0	FORCE MAJEURE

15.1
Notwithstanding anything herein contained, each party will be excused from performance of its obligations hereunder, other than (a) an obligation to pay money (including Orica’s obligation to make the payments provided for in Section 14.2.1 except in the circumstances where Orica is relieved from its obligations to pay to EDC the *** as set out in Schedule “C” hereto) or (b) to indemnify, in the event and to the extent such failure is caused by an event of Force Majeure.  If an event of Force Majeure occurs, the party whose performance is excused shall immediately provide written notice to the other party of the event of Force Majeure, the nature of the event, the extent to which the event of Force Majeure affects or delays the affected party’s performance hereunder, the particular obligations so affected, the steps taken and proposed to be taken to lessen and cure the Force Majeure, and the estimated duration of the event of Force Majeure.  If there is any material change, addition or alteration to the circumstances giving rise to, or in the information provided pursuant to, the written notice, the affected party shall provide the other party with written notice of the same. At all times during an event of Force Majeure, both parties shall use reasonable means to avoid or minimize the consequences of any event of Force Majeure; provided that nothing contained in this Agreement shall be construed as requiring either party hereto to accede to the demands of labor or labor unions it considers unreasonable.  The performance of this Agreement shall be resumed as soon as practicable after such disability has been removed.

15.2
If an event of Force Majeure impairs EDC’s ability to produce nitric acid or deliver AN Solution or HDAN under this Agreement, EDC shall allocate its available production of nitric acid, AN Solution and HDAN manufactured at EDC’s Site and available for supply among all of EDC’s customers then supplied or which are

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

customarily supplied from EDC’s Site, including Orica and EDC.  This prorating shall be based on EDC’s existing contracts for sale of nitric acid,  AN Solution and HDAN and the previously forecasted requirements of such customers for the period of the event of Force Majeure.

15.3	An event of Force Majeure shall not extend the term of this Agreement.

16.0	TERMINATION

16.1
Either party may terminate this Agreement upon written notice to the other party in the event the other party shall commence, or there shall be commenced against the other party, any case, proceeding or other action (which shall not have been dismissed within 60 days of commencement) seeking to have an order for relief entered with respect to such party or to adjudicate such party as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar fiduciary with respect to any part of such party’s business or property or the other party makes a general assignment for the benefit of its creditors.

16.2
If an event of Force Majeure claimed by EDC or Orica persists for a continuous period of at least 180 days or if the duration of an event of Force Majeure claimed by EDC or Orica is estimated by the party claiming Force Majeure to be 180 days or longer, then the party not claiming the Force Majeure shall have the right, but not the obligation, to terminate this Agreement and the obligations of the parties hereto, except for claims in dispute and payments and other obligations then due and owing, by giving written notice of termination to the other party. For purposes of this Section 16.2, if the period between the end of one event of Force Majeure and the commencement of another event of Force Majeure is less than 30 days, the Force Majeure shall be deemed to be continuous, but the time between the Force Majeure periods shall not be counted in determining the 180 day period required before termination hereunder is allowed.

16.3
EDC may terminate this Agreement on 14 days prior written notice to Orica if Orica delivers ammonia to EDC which does not meet Ammonia Specifications and if, after EDC has given notice to Orica pursuant to Section 6.3, Orica has not within 45 days of receipt of such notice, commenced deliveries of Ammonia meeting the Ammonia Specifications.

16.4
Orica may terminate this Agreement on 14 days prior written notice to EDC if EDC delivers AN to Orica which does not meet the applicable AN Specifications, and if, after Orica has given notice to EDC pursuant to Section 7.3, EDC has not within 45 days of receipt of such notice, commenced delivery of at least 95% of the prior volumes of AN which meets the relevant Specifications.

16.5
Either party may terminate this Agreement if the other party defaults in the due and punctual payment of any amounts owing to the non-defaulting party or fails to perform any material obligation and such default or failure continues for 30 days after the non-defaulting party gives written notice to the defaulting party advising of the default or failure and the intention to terminate this Agreement in the absence of payment or performance.

16.6	Either party may terminate this Agreement pursuant to a notice given in accordance with Section 27.5 hereof.

16.7
Orica may terminate this Agreement upon five days prior notice to EDC in the event (a) of major damage to, destruction of, or a loss of production capacity at, EDC’s Plant, and (b)(i) within 180 days of such damage, destruction or loss of production capacity, EDC’s Plant is not or cannot be restored to a level of production sufficient to supply the Reserved Capacity, as determined by Orica acting in good faith and after consultation with EDC, or (ii) the cost to repair such damage, rebuild EDC’s Plant or restore the production capacity (after taking into account any insurance recovery by EDC) will result in an increase in the ***.  Nothing in this Section 16.7 shall be deemed to prevent EDC from repairing such damage, rebuilding the EDC Plant or restoring its production capacity at its sole cost within a 180-day period, in which event such costs shall not be included in the *** and Orica shall have no right to terminate under this Section 16.7.

16.8
The termination of this Agreement for any cause whatsoever shall not release a party from any liability which at the time of termination has already accrued to the other party or which may thereafter accrue in respect of any act or omission prior to termination.

16.9
The rights and remedies of the parties under this Agreement are cumulative and, subject to the limitations expressed in this Agreement, the exercise of a remedy by a party shall not preclude the right of such party to exercise any other remedy available to such party in accordance with the terms of this Agreement or otherwise.

17.0	HARDSHIP

17.1
If, at any time during the Term of this Agreement, there occurs a substantial change in the business, technical or commercial conditions which adversely affects the business or financial condition of either party to this Agreement, or a substantial change in Laws applicable to this Agreement or its performance by either party, as a result of which a party incurs or would be likely to incur substantial hardship in complying with the provisions of this Agreement, the party experiencing hardship may notify the other in writing that it wishes to discuss the terms and performance of this Agreement in light of such changed conditions.

17.2
Within 30 days after any notice under Section 17.1 above, the parties shall meet in Oklahoma City at a mutually acceptable time to discuss in good faith appropriate means, if any, to relieve such hardship in a manner equitable to both parties and at such meeting the party alleging hardship shall make available such data and information as it deems necessary to justify its request for relief. For the avoidance of doubt, nothing in this Section 17 shall alter the rights and obligations of the parties to supply and purchase AN or supply Ammonia under this Agreement in any way except to the extent that the parties agree to do so in writing at or following any such meeting.

18.0           INSURANCE

18.1	EDC shall procure and maintain, at EDC’s sole expense (but subject to Schedule “C”), at all times during the Term of this Agreement:

18.1.1	Commercial General Liability Insurance

Commercial General Liability Insurance with limits of not less than $1,000,000 each occurrence.   Railroad Protective Liability is to be included if that exposure exists with limits of not less than $5,000,000 each occurrence.

18.1.2	Automobile Liability Insurance

Business Auto Liability Insurance with a limit of liability in an amount not less than $1,000,000 each occurrence.

18.1.3	Workers’ Compensation Insurance

Workers' Compensation Insurance in accordance with the laws of the State of Arkansas, and any other applicable jurisdiction, covering all employees who are engaged by EDC in performing its obligations under this Agreement.    Employer’s Liability coverage is required with limits of not less than the following:

Bodily Injury by Accident $1,000,000 Each Accident

Bodily Injury by Disease $1,000,000 Each Employee

Bodilyn Injury by Disease $1,000,000 Policy Limit

18.1.4	Excess Liability Insurance

Umbrella Liability insurance with a limit of liability not less than $10,000,000 each occurrence.

18.1.5	Business Interruption Insurance

Business interruption insurance including, without limitation, coverage for the recovery of the *** which would have been paid by Orica had such AN been manufactured and delivered to Orica.

18.1.6	Property Insurance

Property insurance covering all risks of loss and damage to the EDC Plant and EDC Site, including but not limited to plant, equipment, real property, personal property, tools, machinery and electronic data processing equipment.  Coverage shall also be provided for any property which is in EDC’s care, custody or control, and for which EDC is legally responsible.  Insurance valuation shall be for reinstatement or replacement cost.

18.1.7	Environmental Impairment Liability (EIL) Insurance

EIL insurance coverage with an aggregate limit of liability of $20,000,000, subject to certain deductibles and/or self-insured retentions.  At the request and expense of Orica, EDC’s EIL policy shall be specifically endorsed to include Orica as an Additional Named Insured with regard to exposures in which Orica has a financial interest or for which Orica has or may have any liability.  EDC’s policy shall be specifically endorsed to waive any rights of subrogation against Orica, its directors, officers and employees.

18.1.8	General Terms

All insurance companies providing the aforesaid coverages to EDC must be authorized to do business in the State of Arkansas.  All insurance companies must be rated A- or better with a financial rating of VIII or better in the most recent A.M. Best’s Rating Guide.  Certificates of insurance for all required coverages shall be provided to Orica prior to commencement of the Agreement and renewal certificates upon policy renewals.

18.2	Orica shall procure and maintain, at Orica’s sole expense, at all times during the Term of this Agreement:

18.2.1	Commercial General Liability Insurance

Commercial General Liability Insurance with limits of not less than $1,000,000 each occurrence.   Railroad Protective Liability is to be included if that exposure exists with a limit of liability not less than $5,000,000 each occurrence.

18.2.2	Automobile Liability Insurance

Business Auto Liability Insurance with a limit of liability in an amount no less than $1,000,000 each occurrence.

18.2.3	Workers’ Compensation Insurance

Workers' Compensation Insurance in accordance with the laws of the State of Arkansas, and any other applicable jurisdiction, covering all employees who are engaged by Orica in performing its obligations under this Agreement.    Employer’s Liability coverage is required with limits of not less than the following:

Bodily Injury by Accident $1,000,000 Each Accident

Bodily Injury by Disease $1,000,000 Each Employee

BodilyInjury by Disease $1,000,000 Policy Limit

18.2.4	Excess Liability Insurance

Umbrella Liability insurance with a limit of liability not less than $10,000,000 each occurrence.

18.2.5	Business Interruption Insurance

Business interruption insurance relating to its explosives business covering Claims against or incurred by Orica arising as a result of a business interruption event at the EDC Plant or the EDC Site which impacts the ability of EDC to manufacture and deliver AN hereunder to Orica.

18.2.6	Property Insurance

Property insurance covering all risks of loss and damage to its property, including but not limited to plant, equipment, real property, personal property, tools, machinery and electronic data processing equipment.  Coverage shall also be provided for any property which is in Orica’s care, custody or control, and for which Orica is legally responsible. Insurance valuation shall be for reinstatement and replacement cost.

18.2.7	General

All insurance companies providing the aforesaid coverages to Orica must be authorized to do business in the State of Arkansas.  All insurance companies must be rated A- or better with a financial rating of VIII or better in the most recent A.M. Best’s Rating Guide.

19.0           DISPUTE RESOLUTION

19.1
Except as otherwise provided herein, the parties shall attempt in good faith to promptly resolve any controversy or claim arising out of or relating to this Agreement, or the interpretation, performance or breach hereof (any of the foregoing, a “Dispute”), by negotiations between the Chief Executive Officers of each party.  The disputing party shall give the other party written notice of the Dispute.  Within 15 days after receipt of such notice, the receiving party shall submit a written response to the other party.  The notice and response shall include a statement of each party’s position on the Dispute and a summary of the evidence and the arguments supporting its position.  The Chief Executive Officer (or his designee) of each party shall meet at a mutually acceptable time and place within 20 days after the date of the disputing party’s notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute.  All negotiations and discussions pursuant to this Section 19.1 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and the Colorado Rules of Evidence.

19.2
If the Dispute remains unresolved for a period of 60 days following delivery by the disputing party of the notice referred to in Section 19.1, it shall be thereafter be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules.  The arbitration shall take place in Denver, Colorado.  The parties shall, prior to referring any Dispute to arbitration, agree in writing upon the issue or issues to be arbitrated.  The arbitrator(s) shall be instructed to reach a decision based only on the facts and information supplied by the parties during the proceeding.  The parties agree that such referral and the arbitration award shall be binding on both parties.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding any of the provisions or limitations of Sections 19.1 or 19.2, any demand for arbitration must be filed in writing with the other party and with the American Arbitration Association prior to the date when institution of legal or equitable proceedings based upon the Dispute would be barred by the applicable statute of repose or limitations.

20.0	CONFIDENTIAL INFORMATION AND ANNOUNCEMENTS

20.1
Each of the parties acknowledges that all non-public business, technical, proprietary or other similar information, including production cost and pricing information and data delivered to it by the other party in the course of entering into, performing or enforcing its rights under this Agreement, as well as the fact and terms of this Agreement, are confidential and shall be treated as confidential and agrees to, and to require its Affiliates, employees, legal, financial and other advisors to, hold such information in strict confidence and to refrain from disclosing or using such information to the detriment of the other party, until the fifth anniversary of the expiration or termination of this Agreement; provided however that a party may disclose confidential information:

(a)
if and when required to do so by Laws, provided that the disclosing party shall cooperate with any reasonable requests of the non-disclosing party in connection with a disclosure under this clause (a), including a request to review any securities filings pertaining to the entering into of this Agreement prior to their filing;

(b)
to third parties in connection with a proposed sale by such party of its business related to the subject matter of this Agreement, or an interest therein, provided that such third parties agree in writing to keep such information confidential;

(c)	which was previously known to it at the time of disclosure as evidenced by pre-existing written materials;

(d)	which is received from a third party not under an obligation of confidentiality to the disclosing party with respect to such information as evidenced by pre-existing written materials; or

(e)	which has been independently generated by the receiving party without reference to or reliance on any information provided hereunder.

20.2
Each party agrees that if it breaches or threatens to breach Section 20.1 or any other confidentiality provision of this Agreement, the other party may be irreparably harmed and the remedy at law may be inadequate, and therefore, without limiting any other remedy available at law or in equity, an injunction, specific performance, or other forms of equitable relief to prevent further use and/or disclosure of confidential information, or money damages, shall be available to the other party.  All rights, powers and remedies provided for herein are cumulative, and the other party shall, in addition to the rights, powers and remedies herein conferred, be entitled to avail itself of all such other rights, powers and remedies as may now or hereafter exist.

20.3
Neither party shall make any announcement in any way concerning this Agreement nor any other transaction related hereto without the prior written consent of the other party hereto, except as may be required by Law or applicable stock exchange rule.

21.0	SECURITY INTEREST

21.1
Orica and EDC hereby acknowledge that title to the AN manufactured for Orica hereunder shall at all times be in Orica.  Nevertheless, in order to protect Orica’s interest in such AN manufactured for Orica hereunder from the claims of creditors of EDC, EDC hereby assigns, pledges and grants to Orica a security interest in such AN manufactured for Orica hereunder.

21.2
Upon Orica’s request, EDC shall execute and file any financing and continuation statements prior to and from time to time after the manufacture of AN for Orica hereunder, as necessary to perfect such security interest, and EDC shall cooperate with Orica in connection with the execution and delivery of any notifications to any holders of conflicting security interests in such AN manufactured for Orica hereunder to the extent such AN manufactured for Orica hereunder is considered or could be considered or is determined or could be determined to be the inventory of EDC in order to ensure the priority of Orica’s security interest.  Upon Orica’s request, EDC shall notify its creditors of Orica’s ownership and security interest in such AN manufactured for Orica hereunder, and shall request any such creditors to subordinate any liens or other security interests they may have in EDC’s assets to the security interest of Orica in such AN manufactured for Orica hereunder.

21.3
Orica agrees not to enforce its security interest unless a creditor of EDC asserts an interest in such AN manufactured for Orica hereunder or claims that all or part of such AN constitute the inventory of EDC.

22.0	SAFETY, HEALTH AND ENVIRONMENT

22.1
Prior to entering into this Agreement, Orica has provided EDC with information regarding the safe transportation, handling, storage and use of Ammonia and AN (the “SHE Standards”).  EDC hereby acknowledges that it has received, read and understood the SHE Standards and agrees to take all such measures as are necessary or desirable in order to safely manufacture, transport, handle, store and/or use the Ammonia and AN in accordance with the SHE Standards.  For the avoidance of doubt, for the purposes of this clause, the term “the safe manufacture, transportation, handling, storage and use” of products relates not only to the safety of those persons who may be affected by the acts or omissions of EDC but also to protection of the Environment generally.

22.2
EDC shall comply with all safety and health Laws and Environmental Laws, regulations and codes of conduct applicable to the performance of its duties hereunder, and shall be solely responsible for any Claims howsoever arising in connection with any failure so to do.  EDC shall at all times remain responsible for the health and safety of those people affected by its operations and for protection of the Environment.

22.3
Unusual incidents (as identified in Schedule “E” hereto) at EDC’s Plant shall be reported to the Director, Sustainability of Orica USA Inc.  Such reports shall be made initially by telephone, to be followed by a written report within 24 hours.  If EDC inadvertently fails to promptly provide such notification or reports, such failure to notify or report shall not create any liability of EDC to Orica provided however that EDC shall rectify such failure as soon as it comes to EDC’s attention.

22.4
EDC shall indemnify, defend and save and hold harmless Orica and its Affiliates, and each of their respective officers, directors, employees, and agents (each, an “Orica Indemnified Party”), from and against any and all Claims sustained or incurred by any Orica Indemnified Party relating to or resulting or arising, directly or indirectly, from or in connection with, any of the following (provided that EDC shall have no liability under this Section 22.4 for any Claims in respect of which Orica has agreed to indemnify EDC in accordance with Section 8.4 hereof, or to the extent such Claims relate to or result or arise from the negligent actions or inactions of an Orica Indemnified Party):

22.4.1	any breach of a representation or warranty made herein by EDC or non-compliance with or breach by EDC of any of the covenants or agreements contained in this Agreement to be performed by EDC;

22.4.2
the physical or environmental conditions at, on, under or in the EDC Site, and, to the extent such conditions are caused, created or contributed to by EDC, the physical or environmental conditions in the vicinity of the EDC Site;

22.4.3
the construction, equipping, maintenance, operation or use of the EDC Site, or the manufacturing or storage of Ammonia or AN, in each case in violation of any applicable Environmental Law or Environmental Permit;

22.4.4
the presence of any Hazardous Material or a Release or Disposal or the threat of a Release or Disposal of any Hazardous Material or waste on, at or from the EDC Site, or the Arrangement for Disposal or treatment of any Hazardous Material owned or possessed by EDC at any facility other than the EDC Site;

22.4.5
the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release of any Hazardous Material on, at or from the EDC Site, required by any Environmental Law or Environmental Permit;

22.4.6
human exposure to any Hazardous Material, noises, vibrations or nuisances of whatever kind or death, personal injury or damage to property to the extent the same arise from the condition of the EDC Site or the construction, equipping, ownership, use, sale, maintenance, conveyance or operation thereof in violation of any Environmental Law; or

22.4.7	a violation or asserted violation of any applicable Environmental Law or Environmental Permit at or related to the EDC Site.

22.5
In addition to Orica’s indemnification obligations under Section 8.4 hereof, Orica shall indemnify, defend and save and hold harmless EDC and its Affiliates, and each of their respective officers, directors, employees, and agents (each, an “EDC Indemnified Party”), from and against any and all Claims sustained or incurred by any EDC Indemnified Party relating to or resulting or arising, directly or indirectly, from or in connection with, any of the following (provided that Orica shall have no liability under this Section 22.5 for any Claims to the extent such Claims relate to or result or arise from the negligent actions or inactions of an EDC Indemnified Party):

22.5.1	any breach of a representation or warranty made herein by Orica or non-compliance with or breach by Orica of any of the covenants or agreements contained in this Agreement to be performed by Orica;

22.5.2	the physical or environmental conditions at, on, or in the EDC Site to the extent such conditions are caused, created or contributed to by Orica;

22.5.3
human exposure to any Hazardous Material, noises, vibrations or nuisances of whatever kind, or death, personal injury or damage to property to the extent the same arise from the transportation and delivery of Ammonia supplied by Orica to the EDC Site and the shipment of AN by Orica or for Orica from the EDC Site or the rail cars or trucks supplied to the EDC Site by Orica; or

22.5.4
a violation or asserted violation by Orica of any applicable Environmental Law or other Law, or Environmental Permit or other permit, related to the transportation of Ammonia to and AN from the EDC Site or the rail cars or trucks supplied to the EDC Site by Orica.

23.0	COMMUNICATIONS

23.1
All notices, requests, waivers, consents, approvals, agreements and other communications under this Agreement must be in writing to be effective and shall be delivered in person or by certified mail with postage prepaid and return receipt requested, courier or delivery service with charges prepaid or facsimile transmission, if to Orica, addressed as follows:

Orica International Pte Ltd.
Level 6, Tower 2, 78 Shenton Way, Singapore 079120
Attention: Managing Director

Fax No.                      +65 6258 3425

with a copy to:

Orica USA Inc.
33101 E. Quincy Ave.
Watkins, CO 80137
Attention: General Counsel

Fax No.                      (303) 268-5252

and if to EDC, addressed as follows:

El Dorado Chemical Company
Attention:   President

16 S. Pennsylvania Avenue
Oklahoma City, Oklahoma  73107

Fax No.                      (405) 235-5067

with a copy to:

Attention:                      General Counsel

Fax No.                      (405) 236-1209

at the same address.

Either party shall have the right to change its address by notice to the other party at the addresses in force hereunder.

23.2	Any communications shall be deemed to have been received as follows:

23.2.1	if delivered in person, when delivered;

23.2.2	if forwarded by facsimile, on the date of transmission thereof as reflected on the confirmation of the transmitting machine;

23.2.3	if forwarded by certified mail, on the fifth Business Day following the date of mailing as shown on the certified mail receipt; and

23.2.4	if forwarded by courier or delivery service, on the third Business Day following the date of mailing as shown on the air bill.

24.0	HEADINGS

24.1	The headings are inserted for convenience only and are to be ignored in construing this Agreement.

24.2
References to articles, sections or paragraphs are to articles, sections or paragraphs of this Agreement.  The words “hereto”, “herein”, “hereof”, “hereunder”, “this Agreement” and similar expressions mean and refer to this Agreement.

25.0	RULES OF INTERPRETATION

25.1
The singular includes the plural and vice versa, “person” includes any individual, firm, company, partnership, corporation, Government, instrumentality and unincorporated body of persons, or association; and “in writing” or “written” includes printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception.

25.2
In the event that there shall be any discrepancies or conflict between the provisions of any Schedule attached to this Agreement and any of the provisions of the Agreement itself, then in every such event the provisions of this Agreement shall prevail and govern.

26.0	GOVERNING LAW

26.1	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

27.0	ASSIGNMENT AND SALE

27.1
Neither party shall transfer, assign, convey or otherwise dispose of all or any portion of its interest in, or its rights, benefits or obligations under, this Agreement to a third party without first having obtained the prior written consent of the other party, such consent not to be unreasonably withheld, delayed or denied; provided, however, either party with prior notice to the other party shall be permitted to assign its rights and obligations under this Agreement to the successor of the assigning party as a result of a statutory merger or consolidation or to the purchaser of all or substantially all of such party’s assets, or to an Affiliate which has the capability (as determined by the non-assigning party in the exercise of its reasonable discretion) to perform the assigning party’s obligations hereunder (collectively a “Permitted Successor and Assign”).

27.2
The parties acknowledge that Orica may, from time to time upon written notice to EDC, nominate itself or any of its Affiliates as purchaser under this Agreement or have its obligations under this Agreement performed, in whole or in part, by any one or more of its Affiliates, provided that, in any such circumstance, Orica shall remain responsible to EDC for full performance of all obligations under this Agreement (whether or not such obligations are to be performed by an Affiliate).  As of the Effective Date Orica hereby nominates Orica USA Inc. as purchaser under this Agreement (which nomination shall continue until EDC is otherwise notified in writing as provided in this Agreement) and will cause Orica USA Inc. to perform all of Orica’s obligations under this Agreement (but Orica shall not be released from and shall remain responsible to EDC for full performance of all obligations under this Agreement as hereinabove provided).

27.3
An assignee must covenant in writing to fully assume and perform all of the assignor’s obligations under this Agreement.  No transfer or assignment shall discharge or relieve the assignor from any of its covenants or obligations as are contained or provided within this Agreement which arise, are incurred, or are to be performed, prior to the date of the transfer or assignment unless specifically agreed to in writing by the other party. From and after the effective date of any assignment of this Agreement, and the rights and obligations hereunder, which has been consented to in writing by the non-assigning party, the assigning party shall be deemed released from all obligations and liabilities hereunder which are based on acts, omissions, facts, events or circumstances first arising, occurring or existing after the effective date of the assignment. The rights and obligations of the parties herein set forth shall inure to and be binding upon Permitted Successors and Assigns.

27.4
Notwithstanding the foregoing, in the event either party intends to sell or otherwise transfer all or substantially all of its assets to which this Agreement relates to a third party purchaser or other transferee, or transfer this Agreement to an Affiliate, the selling or transferring party shall, unless prohibited by confidentiality undertaking, notify the other party at least 60 days before the closing of such transaction.  The selling party shall also require its purchaser or transferee to assume the selling party’s rights and obligations under this Agreement upon the closing of such transaction.

27.5  Any purported transfer or assignment in contravention of the foregoing shall be null and void, shall be considered a material breach of the Agreement and shall permit the other party, in addition to any other rights which it may have, to terminate this Agreement upon giving 30 days written notice thereof.

28.0	TIME OF ESSENCE

28.1	Time shall be of the essence of this Agreement.

29.0	EFFECT OF THIS AGREEMENT

29.1	The provisions of this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

29.2	Nothing herein is intended to create a partnership for the purposes of subchapter K and Section 761 (a) of the Internal Revenue Code.

30.0	WAIVER

30.1
No waiver by either party of any breach hereof or of any claim, right or remedy provided for hereunder shall be deemed a waiver unless such waiver is in writing and signed by the party to be bound.  The failure of a party to assert or exercise any claim, right or remedy shall not be deemed a waiver of such claim, right or remedy in the future.

31.0	AMENDMENT AND SEVERABILITY

31.1	This Agreement may only be altered, modified, amended or changed by written agreement executed by both parties.

31.2
If any court or arbitrator declares the invalidity of any provision of this Agreement, such provision shall be either amended to make it valid or enforceable, respecting the intention of the parties expressed in that provision to the greatest extent possible, or, if this is not possible, deleted with the remainder of the Agreement remaining in full force, validity and effect.

32.0	ENTIRE AGREEMENT

32.1
The parties hereto agree that the terms and provisions of this Agreement together with the Schedules hereto constitute the entire agreement between the parties hereto concerning the subject matter hereof and supersede any and all prior negotiations, understandings and agreements, whether written oral, between the parties with respect thereto.  There is no warranty, representation, collateral agreement or condition affecting this Agreement other than those herein set forth.

IN WITNESS WHEREOF the parties hereto have executed this Agreement in the presence of their respective officers duly authorized in this regard on the day and Year first above written.

The Common Seal of
ORICA INTERNATIONAL PTE LTD. `       EL DORADO CHEMICAL COMPANY
was affixed in accordance with its
Articles of Association

By: /s/ John R. Beevers                By:  /s/ Jack E. Golsen
Name:  John R. Beevers                                                      Name: Jack E. Golsen
Title:    CEO Orica Mining Services                                  Title: Chairman

SCHEDULE “A”

DEFINITIONS

In the Agreement to which this Schedule “A” is attached and in all Schedules thereto, the following words have the meanings given to such words below:

 “***” shall have the meaning set forth in Schedule “C” to this Agreement;

“Affiliate” means any person which, directly or indirectly, Controls, is Controlled by or is under common Control with a party to this Agreement;

“Approved Investment” shall have the meaning set forth in Schedule “C” to this Agreement;

“Approved Investment Project” shall have the meaning set forth in Schedule “C” to this Agreement;

“Agreement” means this Agreement, including the Schedules hereto, and any future amendments or supplements;

“Ammonia” means fertilizer grade anhydrous ammonia (82-0-0) which meets or exceeds the applicable specifications set out in Schedule “B” hereto;

“Ammonium Nitrate” or “AN” means, individually and collectively, AN Prills, HDAN and/or AN Solution;

“Annual Budget” shall have the meaning set out in Schedule “C” hereto;

“AN Prills” means industrial grade ammonium nitrate prills manufactured by EDC at the AN Prills Plant which meet or exceed the applicable Specifications in Schedule “B” hereto;

“AN Prills Plant” means the AN Prill tower and related equipment used to manufacture AN Prills located on the EDC Site, sometimes referred to as the “KT Plant”;

“AN Solution” means ammonium nitrate solution which meets or exceeds the applicable AN Solution Specifications in Schedule “B” hereto, except that “Tons of AN Solution” shall be measured on a one hundred percent (100%) basis;

“Arrangement for Disposal” has the same meaning as given to that term in the case law interpreting Section 107(a)(3) of CERCLA;

“***” shall having the meaning given in Schedule “C” hereto;

“Business Day” means a day on which banking institutions in Denver, Colorado are open for business;

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601(22), and the regulations and agency guidance promulgated thereunder;

“Claim” means any claim, demand, suit, action, cause of action, assessment, loss, cost, expense, liability (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligation, fine, penalty, interest, payment, damage, requirement to do work or requirement to perform an activity (whether as a result of civil action, criminal action, Government order or on any other basis whatsoever), including costs or expenses of any and all investigations or proceedings and reasonable fees and expenses of attorneys, accountants and other experts, but excluding special, consequential, incidental or punitive damages claimed by a party to this Agreement;

“Controls”, “is Controlled by” and “is under common Control with” means, with respect to either party to this Agreement, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a party, whether through ownership of voting securities, by contract or otherwise;

“Disposal” has the same meaning as given to that term in CERCLA;

“Dispute” shall having the meaning given in Section 19.1 hereto;

“Dollar” or “$” shall mean dollars in United States currency;

“EDC’s Plant” or “EDC Plant” means the portion of the EDC Site useable by Orica for the storage of Ammonia pursuant to Section 3.8 of the Agreement, the portion of the nitric acid production facilities at the EDC Site utilized to supply nitric acid for the production of AN for Orica, the portion of the AN Solution production and storage facilities at the EDC Site utilized to supply AN Solution for shipments and for the production of AN for Orica, the portion of the EDC Site dedicated to the manufacture of AN Prills, including the AN Prills Plant, the portion of the supporting facilities at the EDC Site used to manufacture steam, to unload Ammonia, to load and ship AN manufactured for Orica and for ingress to and egress from the AN Prills Plant and any assets that Orica requests EDC to add to the EDC Site as a result of this Agreement;

“EDC’s Site” or “EDC Site” means the facilities existing and land utilized as at the Effective Date by EDC at El Dorado, Arkansas for the storage of Ammonia and the manufacture of 420,000 Tons of nitric acid, sulfuric acid, 450,000 Tons of AN Solution, 250,000 Tons of AN Prills and 200,000 Tons of HDAN;

“EDC Indemnified Party” shall have the meaning set forth in Section 22.5 of this Agreement;

“Effective Date” means January 1, 2010;

“Environment” means any water or water vapor, any land, including land surface or subsurface, air, fish, wildlife, flora, fauna, biota and all other natural resources;

“Environmental Law” means any and all federal, state or local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, codes, and regulations, whether currently in effect or enacted or amended after the Effective Date of this Agreement, relating to the protection, preservation or remediation of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production, Disposal, or Arrangement for Disposal of Hazardous Materials and the rules, regulations, written and published notices, guidelines, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto;

“Environmental Permit” means all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with the ownership, development, construction, equipping, use and/or operation of the EDC Site or the EDC Plant, as applicable, for the storage, treatment, generation, transportation, processing, handling, production or Disposal of Hazardous Materials;

“Financial Statements” shall have the meaning set forth in Section 5.2.5 of this Agreement;

“Force Majeure” means any cause or causes beyond the reasonable control of the party claiming such Force Majeure which prevents the performance by such party of any obligation under the Agreement, other than (a) an obligation to pay money (including Orica’s obligation to make the payments provided for in Section 14.2.1 except in the circumstances where Orica is relieved from its obligations to pay to EDC the *** (including Depreciation) and *** components of the *** as set out in Schedule “C” hereto) or (b) to indemnify, including, without limiting the generality of the foregoing, acts of God, compliance with Laws, including Environmental Laws, or any order or directive of any Government which, in the reasonable judgment of the party affected, makes it necessary to cease or reduce production or delivery, storm, lightning, riot, sabotage, rebellion, insurrection, war, threat of war, embargo, flood, fire, lightning, accident, explosion, inability to obtain sufficient fuel, transportation equipment, power or raw materials, including specifically Ammonia, to maintain production of AN at EDC’s Plant or to deliver AN to Orica, breakdown of machinery or equipment and shutdown or partial shutdown of EDC’s Plant, provided that lack of funds shall not be a cause beyond the reasonable control of a party.  Labor Difficulties shall be events of Force Majeure if they occur within the regular operations of a party and significantly affect such party’s ability to perform its obligations hereunder.  Labor Difficulties affecting transportation facilities with respect to the delivery and supply of goods, raw material supplies and services to EDC’s Plant shall constitute events of Force Majeure to the extent that such Labor Difficulties affect EDC’s ability to perform its obligations hereunder;

“Government” means federal, state and municipal governments and authorities, whether executive, administrative, municipal or quasi-judicial, and departments, organizations and agencies of such governments and authorities, in the United States;

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

“Hazardous Material” means, without limitation, any element, compound, mixture, solution, substance, product, waste or byproduct designated as “hazardous” or “toxic” or as a pollutant or contaminant pursuant to any Environmental Law or Environmental Permit, and Ammonium Nitrate, and any element, compound, mixture, solution, substance, product, waste or byproduct produced therefrom or created thereby;

“HDAN” means agricultural grade ammonium nitrate which meets or exceeds the applicable Specifications in Schedule “B” hereto manufactured by EDC at the EDC Site, and sometimes known as “E2”;

“Initial Term” shall have the meaning set forth in Section 2.1 of this Agreement;

“Koch Ammonia Agreement” means the Anhydrous Ammonia Sales Agreement between Koch Nitrogen Company (“KNC”), Koch Nitrogen International SARL (“KNI”) and EDC dated March 9, 2005, which was subsequently amended by (a) that certain First Amendment to Anhydrous Ammonia Sales Agreement, effective August 29, 2005; (b) that certain Second Amendment to Anhydrous Ammonia Sales Agreement dated November 3, 2006 and effective July 1, 2006; and (c) that certain Third Amendment to Anhydrous Ammonia Sales Agreement dated December 3, 2008 and effective January 1, 2009;

“Labor Difficulties” means strikes and lockouts, both legal and illegal, and other forms of organized actions, howsoever called, by labor or other personnel to stop or significantly reduce or slow-down work or production or to withdraw or withhold labor or services;

“Laws” means common law, statute law, other laws, rules, regulations, by-laws, ordinances, orders, codes, licensing requirements, and other lawful enactments promulgated by any Government and published guidelines or standards set by any Government;

“***” shall have the meaning set forth in Schedule “C” hereto;

“Month” means a calendar month;

“Orica Indemnified Party” shall have the meaning set forth in Section 22.4 of this Agreement;

“Permitted Successor and Assign” shall have the meaning set forth in Section 27.1 of this Agreement;

 “Release” has the same meaning as given to that term in CERCLA;

“Reserved Capacity” shall have the meaning set forth in Section 4.1 of this Agreement;

 “SHE Standards” shall have the meaning set forth in Section 22.1 of this Agreement;

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

“Specifications” shall mean the specifications in Schedule “B” hereto;

“Term” shall have the meaning set forth in Section 2.1 of this Agreement;

“Ton” means 2000 pounds;

“True Up Report” shall mean the report attached as Schedule “F” hereto used to complete the adjustments referred to in Sections 14.2.2, 14.2.3 and 14.2.4 of the Agreement;

“Verification Right” shall have the meaning set forth in Section 13.3 of this Agreement ; and

“Year” means a 12 month period beginning each January 1st and ending on December 31st.

SCHEDULE “B”

PRODUCT SPECIFICATIONS

AMMONIA

Fertilizer Grade Anhydrous Ammonia

(82-0-0)

Parameter	Specification
Purity (wt%)	99.5% NH3 Minimum
Nitrogen (wt%)	81.8% Minimum
Moisture (wt%)	0.2% Minimum to 0.5% Maximum
Oil	6 parts per million Maximum
Iron	1 part per million Maximum

AN PRILLS

(34-0-0)

UN NUMBER 1942

Parameter	Specification	Typical Value
Total Nitrogen (wt%)	34.0% Minimum	34.67%
Moisture (wt%)	0.15% Maximum	0.06%
Bulk Density	45.0 lbs/ft3 Minimum	47.7
Oil Absorption (wt%)	8.0 – 13.0%	10.4%
Internal Surfactant*	450 – 700 ppm (Winter) 650 – 1000 ppm (Summer)	550 ppm (Winter) 800 ppm (Summer)
External Surfactant*	600 - 1200 ppm (Winter) 800 – 1200 ppm (Summer)	807 ppm (Winter) 1000 ppm (Summer)
Talc (External Coating) (wt%)	0.4 – 0.75%	0.50%
Screen Analysis (U.S. Standard)
+6 Mesh (wt%)	0.0% Maximum	0.0%
+14 Mesh (wt%)	90.0% Minimum	98.1%
+20 Mesh (wt%)	10% Maximum	1.8%
-20 Mesh (wt%)	0.5% Maximum	0.1%

* Winter means October through April; Summer means May through September

HDAN

Parameter	Specification	Typical Value
Total Nitrogen (wt%)	34.0% Min	34.5%
Water Insoluble	0.1% Max	0.01%
Moisture (wt%)	0.5% Max	0.3%
Bulk Density (Loose)	60 lbs/ft3 Min	61 lbs/ft3 Min
pH (10% w/w Solution)	5.5 to 6.5	6.0
E-2 Additive (%Mg)	0.18% - 0.40%	0.25%

Screen Analysis (U.S. Standard)
+6 Mesh (wt%)	2.0%	1.0%
+10 Mesh (wt%)	40.0% Min	45.0%
+14 Mesh (wt%)	75% Max	47.0%
+20 Mesh (wt%)	10% Max	7.0%
-20 Mesh (wt%)	1.0% Max	0.7%

AN SOLUTION

Parameter	Specification
AN Concentration (wt%)	85%-90%
pH Range	4.5 – 6
Loading Temperature	110 – 120 degrees C

Note: These specifications are based on EDC’s analytical methods.

SCHEDULE "C"

*** CALCULATION AND *** CALCULATION

*** CALCULATION

Annual Budget

EDC shall propose, on or before November 1st in each Year in respect of the following Year, an *** budget (“Annual Budget”) for the *** (to be calculated as set out below) ***.  Such Annual Budget shall be subject to Orica’s approval, such approval not to be unreasonably withheld. The agreed Annual Budget for Year 2010 is attached as Schedule “C-1” hereto. The Annual Budget for Years subsequent to Year 2010 shall be prepared utilizing the same methodology and format as used for Year 2010 recognizing that the actual figures for Years subsequent to Year 2010 will vary.  In the event that Orica does not agree to any portion of the Annual Budget proposed by EDC, Orica shall, on or before December 1st , identify in writing to EDC, with particularity, all items of such Budget to which Orica does not agree.  All other items in such proposed Annual Budget shall be deemed agreed.  For any disputed item(s) regarding a proposed Annual Budget, the amount specified in the previous Year’s Annual Budget for such disputed item(s) shall continue to apply until the dispute is resolved.  In the event that the dispute is not resolved until after the commencement of a Year, the resolution of the dispute will be applied retroactively to January 1st of that Year and any amount owing as a result of such retroactivity will be paid within 15 days of such amount being determined.

Prior to finalization of the Annual Budget, the parties shall meet to discuss their respective needs in the next Year for AN and other products manufactured at the EDC Site.

Calculation of ***

Orica shall pay to EDC a “***” which shall be the sum of the following ***:

•	***

•	***

•	***

•	***

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***

***

***

***

***

***

***

***

***

***

***INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***

***

***

1.	***
2.	***
3.	***
4.	***
5.	***
6.	***
7.	***
8.	***

***

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Cost Reduction

If, for any reason, Orica determines that it will not take delivery on a Monthly basis of its previously forecasted AN offtake, Orica shall promptly so advise EDC.  The parties shall then consult as to the best method to operate the assets at the EDC Plant to deliver AN in accordance with Orica’s new forecast and at reduced costs.  During any production curtailment or shut down period, including as a result of Orica declaring Force Majeure, EDC will use best efforts, without expenditure of funds, to mitigate costs, *** to implement agreed cost reduction initiatives and any costs so avoided (“***”) shall be to Orica’s benefit and shall reduce the ***.  These cost reductions will initially be achieved by, to the extent feasible, re-deploying the people, assets and products manufactured at the EDC Plant for other purposes. *** include those which relate to the voluntary use by EDC in another one of its operations at the EDC Site, or the sale by EDC of, inputs the costs of which would otherwise be charged to Orica pursuant to Schedule “C” to this Agreement. If a cost reduction opportunity necessitates an expenditure of funds in order to achieve the savings and both parties agree to make the expenditure, those funds will be expended by Orica and EDC in proportion to the benefit each will receive.

If Orica identifies a cost-savings opportunity which, based on Orica’s evaluation, it believes can be implemented at the EDC Plant and, taking into account the operation of the remainder of the EDC Site, will, if implemented, reduce the *** payable by Orica hereunder, Orica may present a proposal to EDC to effect such cost-savings opportunity.  The parties thereafter shall use their best efforts, without

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expenditure of funds, to agree upon Orica’s proposal or a variation thereof.  If the parties do agree and such cost-savings opportunity necessitates an expenditure of funds in order to achieve the savings, and the parties agree to such expenditure of funds, those funds will be expended by Orica and EDC in proportion to the benefit each will receive and the resulting cost savings will be reflected in the ***.

Relief of Orica’s Obligation to Pay ***

After the occurrence of the following circumstances, and to the extent caused thereby, Orica shall be relieved from its obligations herein to pay to EDC the ***:

(a)   If EDC is unable to supply Ammonia to the EDC Site during such periods as EDC is supplying Ammonia pursuant to Sections 3.1 and 3.3 of the Agreement and if such failure is due to an act or omission of EDC or the breach by EDC of the supply contract with its Ammonia supplier; or

(b)           If EDC is unable to supply AN Prills to Orica from the AN Prills Plant, that Orica has ordered in compliance with the terms of this Agreement, for a period of 15 or more consecutive days, irrespective of the cause of such failure, including where such failure is due to an act or omission of EDC or a result of EDC declaring Force Majeure, except if such failure is due to the acts or omissions of Orica,and the relief conferred by EDC upon Orica pursuant to this paragraph (b) above shall be Orica’s sole remedy for EDC’s inability to supply AN Prills to Orica from the AN Prills Plant as a result of EDC declaring Force Majeure but such shall not limit Orica’s remedies where such failure is due to an act or omission of EDC.

Relief of Orica’s obligations shall cease upon the cessation of the applicable circumstance above.

*** CALCULATION

In addition to the ***, Orica shall pay to EDC the ***, as provided below:

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which EDC wishes to recover from Orica, Orica must first agree upon such investment (“Approved Investment Project”).  In the event the parties so agree on an investment, EDC shall manage the Approved Investment Project, provided that Orica shall be consulted by EDC respecting all major project decisions.  Approved Investment Projects shall at all times be owned by EDC.  All efficiencies resulting from such improvements shall be recognized as savings when calculating the ***.

EDC’s investment plus the cost of funds (including, without limitation, interest) (collectively, the “Approved Investment”) associated with an Approved Investment Project shall be repaid by Orica to EDC in equal Monthly amounts over the agreed lifetime of the asset, in addition to Orica’s payment of the ***.   Orica shall have no further obligations respecting Approved Investments upon the termination of this Agreement nor shall Orica have any further obligations in respect of an Approved Investment Project after the agreed lifetime of the asset which lifetime was used to calculate Orica’s financial obligations relating to the investment.

In the event an Approved Investment Project will enhance the operations at the EDC Site in addition to the EDC Plant, then Orica shall pay only the proportion of the investment relating to the EDC Plant as Orica and EDC may agree.  If Orica disagrees with an investment EDC proposes to make, EDC shall be entitled to make such investment, however the *** hereunder shall not increase as a result thereof and Orica shall have no obligation to repay any portion of such investment.

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All *** incurred by EDC in connection with the:

•	Ammonia storage facilities when operated for Orica’s benefit;

•	unusual shipping or handling services; and

•
cessation or resumption of production under Section 4.3 of the Agreement which causes EDC to directly incur additional fixed or variable costs not otherwise included in the *** and in excess of amounts budgeted for the operation of the AN Prills Plant required by Orica and which are not otherwise charged to Orica under the *** shall be separately charged to Orica, and paid by Orica to EDC, at EDC’s actual cost to provide such services ("***").    EDC shall invoice Orica for *** Monthly.  Orica shall pay such invoices within 15 days of invoice.

Insurance Premiums

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EDC shall invoice Orica for the additional environmental impairment liability insurance premium if Orica has exercised its right to be an Additional Named Insured in accordance with Section 18.1.7 of the Agreement.  Orica shall pay such invoices within 15 days of invoice.

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SCHEDULE “C-1”

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El Dorado Chemical Company
Summary Invoice
Proposed 2010 Budget

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El Dorado Chemical Company
Proposed 2010 Budget – Material Flow

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*** Billing
El Dorado Chemical Company
Proposed 2010 Budget

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AN Pills and AN Solution *** Billing (includes both ***)
El Dorado Chemical Company
Proposed 2010 Budget

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HDAN *** Billing (includes both ***)
El Dorado Chemical Company
Proposed 2010 Budget

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Treated Water Allocation
El Dorado Chemical Company
Proposed 2010 Budget

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SCHEDULE “D”

MEASUREMENT OF AMMONIA DELIVERIES

EDC shall maintain appropriate metering facilities designed to measure the quantities of Ammonia delivered by pipeline pursuant to the Agreement.  The metering facilities shall include a device which records the quantities of product delivered, with automatic temperature compensation near the meter intake, a gas eliminator, and other appropriate devices, all of said equipment to be of standard manufacture and reasonably acceptable to Orica.  All metering equipment shall be tested by EDC in a manner consistent with manufacturer’s recommendations, but no less frequently than once a Year, and EDC will give Orica reasonable notice of the date and approximate hour of each test.  The testing method and facilities will be those agreed between the parties.  Orica may have representatives present to witness all metering equipment tests and shall have the right to inspect metering equipment in the presence of EDC’s representatives.  Orica may request special tests of the metering equipment in addition to the regular Monthly tests.  The expense of special tests will be borne by Orica unless such tests show that the metering equipment is in error by an amount in excess of the rated accuracy of the metering system, in which case the expense of the special test shall be borne by EDC.

If any test shows that the metering equipment is in error by an amount exceeding the rated accuracy of the system, the equipment shall be adjusted to record accurately, and the previous readings of such equipment shall be corrected to zero error for any period of error that is known definitely or agreed upon.  If the period of error is not known definitely or agreed upon, the correction shall be for a period comprising the last half of the time elapsed since the date of the last test.

If the metering equipment becomes inoperative, or outside the rated accuracy of the metering system, the quantities of Ammonia so delivered hereunder for each day during which the metering equipment is inoperative or outside the rated accuracy of the meter system shall be estimated and agreed upon on the basis of the best data available, using the first of the following methods which is feasible:

1.	By using the registration of EDC’s check meters if accurately registering:

2.	By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculations; or

3.	Other mutually agreeable means.

On a daily basis, EDC shall determine the quantities delivered to EDC.  Monthly statements for Ammonia shall show deliveries on a daily basis.

If Orica does not protest within 30 days after receipt of EDC’s notice of the quantities delivered, then the quantities of Ammonia as computed by EDC shall be final and conclusive.  In the event of any dispute, the parties shall endeavour to resolve such dispute and mutually agree on the appropriate measurement to be used for invoicing purposes.  If the parties hereto cannot agree on such quantities, then they shall select a disinterested technically appropriate third party which shall re-compute the quantities in dispute.  The quantities re-computed by such disinterested third party shall be accepted by the parties hereto as final and conclusive.  The charges made by such disinterested third party shall be borne equally by the parties hereto.  EDC shall retain quantity measurement records hereunder for a period of at least one Year from the date on which such measurements were made.

MEASUREMENT OF AMMONIUM NITRATE DELIVERIES

EDC shall maintain appropriate scale facilities designed to measure the quantities of AN delivered by rail car and truck pursuant to the Agreement.    Orica shall have the right to independently meter or weigh AN delivered hereunder.

EDC agrees to provide copies of available testing records respecting its measurement facilities to Orica upon Orica’s written request.

Monthly invoices for AN shall show deliveries on a daily basis.

If Orica does not protest within the time specified in Section 8.2 of the Agreement in respect of quantities of AN delivered, then the quantities as computed by EDC shall be final and conclusive.  In the event of any dispute, the parties shall endeavour to resolve such dispute and mutually agree on the appropriate measurement to be used for invoicing purposes.  If the parties hereto cannot agree on such quantities, then they shall select a disinterested technically appropriate third party which shall re-compute quantities in dispute.  The quantities computed by such disinterested third party shall be accepted by the parties hereto as final and conclusive.  The charges made by such disinterested party shall be borne equally by the parties hereto.  EDC shall retain quantity measurement records hereunder for a period of at least one Year from the date on which such measurements were made.

SCHEDULE “E”

TYPES OF UNUSUAL INCIDENTS TO BE REPORTED TO ORICA

The following major unusual incidents at the EDC Plant shall be reported to Orica  within 8 hours:

Any incident which does or is likely to:

•	result in death of an employee or the hospitalization of 3 or more employees

•	result in serious damage to property or to the environment

•	lead to a report in, or attract the attention of, the media

•	cause notification to, or filing a report with, a regulatory agency

The following unusual incidents at the EDC Plant shall be reported to Orica within 48 hours:

1.           Any OSHA recordable injury or illness.

2.           Any explosion or fire which results in the interruption of normal work.

3.	Any uncontrolled release of materials likely to threaten the external environment, including incidents that occurred during the transport of hazardous substances.

4.           The explosion or collapse of any pressure vessel.

5.	Any material unexplained or abnormal occurrence, including any loss of product or material through theft, neglect or paperwork discrepancy.

6.	Any incident whereby AN could be affected by contamination, non-compatibility or incorrect manufacturing procedures or processes.

7.           Transportation/distribution incidents related to shipments to or from the EDC Plant.

SCHEDULE “F”

TRUE UP REPORT

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Schedule F True Up Report
El Dorado Chemical Company
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Amounts Based Upon Proforma Assumptions
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Schedule F True Up Report
El Dorado Chemical Company
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Amounts Based Upon Proforma Assumptions
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Schedule F True Up Report
El Dorado Chemical Company
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Amounts Based Upon Proforma Assumptions
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El Dorado Chemical Company
Orica Contract - *** Billing
AN Prills Detail True-Up Report
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El Dorado Chemical Company
Orica Contract - *** Billing
AN Prills and AN Solution Detail True-up Report
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El Dorado Chemical Company
Orica Contract - *** Billing
HDAN Detail True-up Report

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SCHEDULE “G”

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